Exhibit 5.1

Ortoli | Rosenstadt LLP	366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

October 31, 2022

Helbiz, Inc.

32 Old Slip

New York, NY, 10005

Ladies and Gentlemen:

We have acted as counsel to Helbiz Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-267783) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”), which became effective on October 17, 2022. Accordingly, you have asked us to furnish our opinion as to the legality of shares (the “Shares”) of class A common stock of the Company, par value $0.00001 per share (the “Class A Common Stock”), having an aggregate offering price of up to $13,900,000, which are registered under the Registration Statement and which are subject to sale pursuant to the standby equity purchase agreement (the “Standby Equity Purchase Agreement”), dated as of October 31, 2022, by and between the Company and YA II PN Ltd.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Registration Statement (File No. 333-267783);

2. the prospectus supplement dated October 31, 2022 (the “Prospectus Supplement”); and

3. the Standby Equity Purchase Agreement.

In addition, we have examined the originals, duplicates, or certified or conformed copies of such corporate records, agreements, documents, and other instruments, including the certificate of incorporation and bylaws of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and the selling shareholders and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered, and paid for as contemplated in the Registration Statement and in accordance with the terms of the Standby Equity Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting the foregoing).

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and to the use of our name under the heading “Legal Matters” contained in the base prospectus included in the Registration Statement and in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the Rules of the SEC promulgated thereunder.

Very Truly Yours,

Ortoli Rosenstadt LLP